BANK OF AMERICA. N.A.

DERIVATIVES TRADE SUPPORT

TO: America First Tax-Exempt Investors LP

FROM: Bank of America, N.A.

DATE: 28OCT02

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between America First Tax-Exempt Investors LP and Bank of America, N.A. (each a "party" and together "the parties;") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the (ISDA Master Agreement) (Interest Rate and Currency Exchange Agreement) specified in paragraph 1 below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multi-currency-Cross Border) (the "ISDA Form"), with such modifications as the parties will in good faith agree. Upon the execution by the parties of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between the parties (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part] of, and be subject to an agreement in the form of the ISDA Form as if the parties had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In this Confirmation "Party A" means Bank of America, N.A. and "Party B" America First Tax-Exempt Investors LP.

Transaction I:
    The terms of the particular Transaction to which this Confirmation relates are as follows:

    Notional Amount: USD 10,000,000.00

    Trade Date: 25 OCT 02

    Effective Date: 01 NOV 02

    Termination Date: 01 NOV 07, subject to adjustment in accordance with the Modified Following Business Day Convention.

    Fixed Amounts:

    Fixed Rate Payer: Party B

    Fixed Rate Payer Payment

    Dates: 30 OCT 02

    Fixed Amount: USD 250,000.00

    Floating Amounts:

    Floating Rate Payer: Party A

    Cap Rate: 3.00000%

    Floating Rate Payer Payment
    Dates: The 1st of each month, commencing 01 NOV 02 and ending 01 NOV 07, subject to adjustment in accordance with the Modified Following Business Day Convention.

    Floating Rate for initial
    Calculation Period: TO BE SET

    Floating Rate Day Count BMA Municipal Swap Index

    Fraction:

  BMA Municipal Swap Index means that the rate for a Reset Date will be the rate determined on the basis of an index based upon the weekly interest rate resets of tax-exempt variable rate issues included in a data base maintained by Municipal Market Data which meet specific criteria established by the Bond Market Association and effective for that Reset Date.

  In the event the agent providing the BMA Municipal Swap Index no longer publishes an index satisfying the requirements of the preceding paragraph, the Relevant Rate in respect of a Reset Date shall be the "Kenny Index" (as defined below), provided further that if the Kenny Index also ceased to be published, an alternative index shall be calculated by an entity selected in good faith by Bank of America, N.A. and approved by the Counterpart;/, and shall be determined using the criteria for the BMA Municipal Swap Index.

  Kenny Index means that the rate for a Reset Date will be the rate determined on the basis of the Kenny 30-Day High Grade Index and as computed by Kenny Information Systems, Inc. and effective for that Reset Date.

  Spread: None

  Floating Rate Day Count Act/Act

  Fraction:

  Reset Dates: Wednesday of each week, to be effective on the following Thursday of the same week, adjusted under the Following Business Day Convention.

  Method of Averaging: Weekly Weighted

  Compounding: Inapplicable

  Business Days: New York

  Calculation Agent: Party A

  Transaction II:
  The terms of the particular Transaction to which this Confirmation relates are as follows:

Swaption Terms:

TradeDate: 25 OCT 02

Option Style: Bermuda

Seller: Party B

Buyer: Party A

Business Days for payments New York

Exercise Business Day: New York

Procedure for Exercise:

Bermuda Option Exercise
Dates: The 1st of each month, commencing 01 NOV 02 and ending 01 NOV 07, subject to adjustment in accordance with the Modified Following Business Day Convention.

Expiration Date: Two Business Days prior to the Bermuda Option Exercise Dates.

Earliest Exercise Time: 9:00 a.m. local time in New York

Expiration Time: 11:00 a.m. local time in New York

Contact Details for Purpose of
Giving Notice of Exercise: Party A: Please contact Options Desk

Party B: PLEASE ADVISE

Settlement Terms:

Settlement: Physical

4. This Swaption gives the Buyer the right to cause Underlying Swap Transaction A and/or Underlying Swap Transaction B to become effective. The particulars of Underlying Swap Transaction A and Underlying Swap Transaction B to which this Swaption relates are as follows:

Notional Amount: USD 10,000,000.00

Effective Date: The Exercise Date

Termination Date: 01 NOV 07, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer: Party B

Fixed Rate Payer Payment
Dates: The 1st of each month, commencing on the next such date following the Effective Date and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate: 2.60000%

FixedRate Day Count Act/360
Fraction:

Floating Amounts:

Floating Rate Payer: Party A

Floating Rate Payer Payment
Dates: The 1st of each month, commencing on the next such date following the Effective Date and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for initial
Calculation Period: TO BE SET

Floating Rate Day Count BMA Municipal Swap Index
Fraction:

BMA Municipal Swap Index means that the rate for a Reset Date will be the rate determined on the basis of an index based upon the weekly interest rate resets of tax-exempt variable rate issues included in a data base maintained by Municipal Market Data which meet specific criteria established by the Bond Market Association and effective for that Reset Date.

In the event the agent providing the BMA Municipal Swap Index no longer publishes an index satisfying the requirements of the preceding paragraph, the Relevant Rate in respect of a Reset Date shall be the "Kenny Index" (as defined below), provided further that if the Kenny Index also ceased to be published, an alternative index shall be calculated by an entity selected in good faith by Bank of America, N.A. and approved by the Counterparty, and shall be determined using the criteria for the BMA Municipal Swap Index.

Spread:

Floating Rate Day Count Fraction:

Reset Dates:

Method of Averaging:

Compounding

Business Days:

Kenny Index means that the rate for a Reset Date will be the rate determined on the basis of the Kenny 30-Day High Grade Index and as computed by Kenny Information Systems, Inc. and effective for that Reset Date.

None Act/Act

Wednesday of each week, to be effective on the following Thursday of the same week, adjusted under the Following Business Day Convention.

Weekly-Weighted Inapplicable

New York

5. Calculation Agent: Party A

6. Recording of Conversations:

Each Party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.
  Credit Support Document:

  Credit Support Document: The pledge agreement to be entered into between Bank of America, N.A. and America First Tax Exempt Investors, L.P. in form and substance satisfactory to Party A, providing a security interest in securities and/or investments of Party B in favor of Party A.

  "Additional Termination Event." Additional Termination Event will apply. The following event shall constitute an Additional Termination Event, with respect to which Party B shall be the Affected Party.

  Party B fails to execute and deliver to Party A an ISDA Master Agreement in form and substance satisfactory to Party A by no later than November 20, 2002.

  This Confirmation should be subject to an ISDA Master Agreement to be entered into with Bank of America, N.A.

  Account Details:

  Account for payments to Party A:

  Bank of America NA

  New York

  Bank of America NA

  Charlotte

  Rate Derivative Settlements

  Account for payments to Party B

  PLEASE ADVISE

  Offices:

  The Office of Party A for this Transaction is:

  Charlotte, N.C.

  The Office of Party B for this Transaction is:

  Omaha, NE

  Governing Law:

The laws of the State of New York (without reference to the conflict of laws provisions thereof)

Please confirm that the foregoing correctly sets forth the term and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations.

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Bank of America N.A.

Accepted and confirmed as of the date first written.